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[MOTHERNATURE.COM LOGO APPEARS HERE]

                               CONTACT:    Michael Bayer
                                           Chief Financial Officer
                                           (978) 929-2000

                                           Investor Relations:
                                           Stacey Bibi/Shannon Moody-Froehlich/
                                           Cara O'Brien
                                           Media Relations:
                                           Michael McMullan
                                           Morgen-Walke Associates
`                                          (212) 850-5600

           MOTHERNATURE.COM RESPONDS TO SITESTAR CORP. PRESS RELEASE

     CONCORD, MA (August 28, 2000) - MotherNature.com, Inc. (Nasdaq: MTHR) today acknowledged the press release issued by Sitestar Corp. announcing its intention to launch a tender offer for all of the outstanding stock of MotherNature.com for $0.75 per share. At this time, the management and Board of Directors of MotherNature.com are reviewing the Sitestar offer letter. We will advise our stockholders of our position with respect to a Sitestar tender offer no later than 10 business days from the date Sitestar commences a tender offer and files a Tender Offer Statement with the Securities and Exchange Commission. We request that our stockholders defer making a decision to accept or reject a tender offer by Sitestar until they have been advised of our position.

                             ABOUT MOTHERNATURE.COM

     MotherNature.com, Inc. established an Internet site in 1995. It is a leading online retailer of a vast array of vitamins, supplements, minerals, and other natural and healthy living products. MotherNature.com is also a leading provider of health information on the Internet, with contributions from a panel of health and medical professionals. The company maintains its corporate office in Concord, MA, a distribution center in Springfield, MA, and a customer support center in Acton, MA.
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This press release is a pre-commencement written communication under Rule 14D-9 of the Securities Act of 1934 and will be filed today with the Securities and Exchange Commission under cover of Schedule 14D-9. We advise our stockholders to read our solicitation/recommendation statement on Schedule 14D-9 when it becomes available because it will contain important information. Investors can obtain a copy of our solicitation/recommendation statement and other filed documents for free at the Securities and Exchange Commission's web site www.sec.gov or from us by contacting our investor relations department at (978) 929-2000.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding MotherNature.com, Inc.'s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this document are based upon information available to MotherNature.com, Inc, as of the date hereof. MotherNature.com, Inc. assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other factors or risks relating to MotherNature.com, Inc.'s business are set forth in MotherNature.com, Inc.'s periodic reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K for its fiscal year ended December 31, 1999, including (without limitation) under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Competition", "Government Regulations", and "Risk Factors" . Nothing can or should be inferred about MotherNature.com, Inc.'s future revenues or financial results from the information contained in this press release.

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